                                                                    EXHIBIT 23.4

                                February __, 2001



Members of the Board of Directors
Registry Magic Incorporated
6251-B Park of Commerce Blvd. N.W.
Boca Raton, FL 33487

Gentlemen:

         We hereby consent to the inclusion of our opinion letter dated December 22, 2000, to the Board of Directors of Registry Magic Incorporation regarding the sale of Bristol to Registry Magic Incorporated, in the Proxy Statement/Prospectus forming part of Registry's Registration Statement on Form S-4 (the "Registration Statement") and to the references therein to our firm and to our opinion under the headings "Summary-Opinion of Financial Advisor to Registry," "The Merger-Background of the Merger," "The Merger-Reasons for the Merger," "The Merger-Opinion of Registry's Financial Advisor," "Appendix C-Opinion of The Camelot Group".

         In giving the foregoing consent, we do not admit (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                Very truly yours,

                                                THE CAMELOT GROUP, INC.


                                                By:
                                                   ---------------------------
                                                Name:
                                                   ---------------------------
                                                Its:
                                                   ---------------------------